UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	001-40409	46-5542401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2060 NW Boca Raton Blvd., Suite #6

Boca Raton, Florida 33431

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 287-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001	GROM	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	GROMW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on February 29, 2024, Grom Social Enterprises, Inc. (the “Company”) received a letter from the staff (the “Nasdaq Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as the bid price for the Company’s listed securities closed at less than $1 per share for the previous 30 consecutive business days, the Company’s securities will be delisted from the Nasdaq Capital Market based upon the Company’s non-compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market (Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), unless the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”) by March 7, 2024. Also as previously reported, following the hearing, on April 15, 2024 the hearing panel granted the Company’s request for an exception with milestones based on the Company’s timeline that required the Company to effect a reverse stock split on or before August 13, 2024, and to demonstrate compliance with the Minimum Bid Price Requirement on or before August 27, 2024.

The Company failed to effect the reverse split on August 13, 2024 and will be unable to evidence compliance with the Bid Price Rule for a minimum of ten consecutive trading sessions by the August 27, 2024 deadline. As a result, on August 15, 2024, the Company received a letter (the “Letter”) from the Nasdaq Staff, indicating that Nasdaq has determined to delist the securities of the Company (the “Decision”). The Company may request that the Nasdaq Listing and Hearing Review Council review this Decision by submitting a written request for review within 15 days. The Company did not request the Nasdaq Listing and Hearing Review Council to review the Decision. The Company’s securities were suspended from trading on Nasdaq on August 19, 2024 and have not traded on Nasdaq since that time.

The Company anticipates its listed securities will continue to trade on the OTC Pink Open Market. The Company expects its common stock to trade under the symbol “GROM” and its warrants to trade under the symbol “GROMW.” The Company intends to explore its eligibility for listing on either the OTCQX Best Market or OTCQB Venture Market. The Company cannot provide assurance that its common stock will continue to trade on the OTC Market, that brokers will continue to provide public quotes of the Company’s common stock, that the brokers will develop a market for the Company’s common stock, or that the trading volume of the Company’s common stock will be sufficient enough to generate an efficient trading market.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance, and other factors as discussed in the Company’s filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” The Company does not undertake any duty to update any forward-looking statement except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROM SOCIAL ENTERPRISES, INC.

Date: August 27, 2024	By:	/s/ Darren Marks
Darren Marks Chief Executive Officer

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